Form of Notice of Withdrawal of Tender

Exhibit D

Notice of Withdrawal of Tender

Regarding Limited Partner Interests in

Morgan Stanley Institutional Fund of Hedge Funds LP

Tendered Pursuant to the Offer to Purchase

Dated April 16, 2010

Withdrawal Rights Will Expire at,

and This Notice of Withdrawal Must Be Received by

Morgan Stanley Institutional Fund of Hedge Funds LP by,

12:00 Midnight, Eastern Time, on June 29, 2010,

Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to

Morgan Stanley Institutional Fund of Hedge Funds LP:

c/o Morgan Stanley Alternative Investment Partners LP

100 Front Street, Suite 400

West Conshohocken, Pennsylvania 19428-2881

Attn: Robin Coroniti

For additional information:

Phone: (610) 260-7600

Fax: (212) 507-8307

Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned previously requested a tender of all or a portion of its limited partner interest in Morgan Stanley Institutional Fund of Hedge Funds LP (the “Fund”) for purchase by the Fund by submitting a Letter of Transmittal Regarding Limited Partner Interests in the Fund Dated April 16, 2010 (the “Letter of Transmittal”). The undersigned continues to understand that the amount it has requested to tender and the amount the Fund accepts for tender may differ, as explained in the Letter of Transmittal and the Offer to Purchase Limited Partner Interests in the Fund Dated April 16, 2010 (the “Offer to Purchase”).

As used in the remainder of this Notice of Withdrawal of Tender, the following terms bear the stated definitions:

“Minimum Balance Requirement” means the requirement that, after giving effect to any limited partner’s tender, such limited partner’s account with the Fund must equal at least $25,000,000 (or, in the case of any limited partner admitted to the Fund before March 1, 2005, $250,000).

“Minimum Percentage Requirement” means the requirement that, after giving effect to any limited partner’s tender, the value of such limited partner’s account must be equal to at least 25% of its value immediately before giving effect to its tender.

“Minimum Percentage Decrease” means a uniform decrease by the Fund of the Minimum Percentage Requirement for all limited partners whose tender requests would be limited by the Minimum Percentage Requirement, effected (i) in the event that all limited partner interests duly tendered have an aggregate value of less than 10% of the Fund’s net assets as of June 30, 2010 and (ii) such that no limited partner’s tender request would be accepted in an amount larger than the initial tender request set forth in the limited partner’s Letter of Transmittal.

As set forth in its Letter of Transmittal, the undersigned requested a tender in the amount of:

☐	All of the undersigned’s limited partner interest.

Note: As explained in the Letter of Transmittal and the Offer to Purchase, the applicable Minimum Percentage Requirement, even if partly mitigated by a Minimum Percentage Decrease, will effectively prevent the Fund’s acceptance of a tender of all of the undersigned’s limited partner interest.

☐	That amount of the undersigned’s limited partner interest having the following dollar value:*

$            .

☐	That amount of the undersigned’s limited partner interest whose value is in excess of the Minimum Dollar Requirement.*

☐	That amount of the undersigned’s limited partner interest whose value is in excess of the Minimum Percentage Requirement (as adjusted, as the case may be, by any Minimum Percentage Decrease).*

*	As explained in the Letter of Transmittal and the Offer to Purchase, if the undersigned requests to tender an amount which would cause the undersigned’s remaining balance with the Fund to fall below the Minimum Dollar Requirement or the Minimum Percentage Requirement (as adjusted, as the case may be, by any Minimum Percentage Decrease), the Fund may reduce the amount to be purchased from the undersigned accordingly.

As indicated immediately below, the undersigned hereby wishes to withdraw its request to tender all or a portion of its limited partner interest in the Fund such that:

☐	NONE of the undersigned’s limited partner interest will be purchased by the Fund.

☐	A PORTION of the undersigned’s limited partner interest will be purchased by the Fund and the dollar value of that portion still to be purchased by the Fund is:

$            .*

*	NOTE: This option may be used only to decrease the dollar value of the portion of the limited partner interest to be purchased by the Fund. If an increase in the dollar value of the portion of the limited partner interest to be purchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed (a) the undersigned’s limited partner interest (or portion thereof) in the Fund (as indicated above) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above and (b) the Fund’s acceptance of the undersigned’s tender request, along with the non-negotiable Promissory Note previously issued to the undersigned and dated as of June 14, 2010, will be deemed null and void.

Account Number:

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name and Title of Co-Signatory

Date: